Exhibit 3.11

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 11/22/2013
FILED 12:24 PM 11/22/2013
SRV 131340170 - 5437192 FILE

CERTIFICATE OF INCORPORATION

OF

AXIALL HOLDCO, INC.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do hereby certify as follows:

ARTICLE I

The name of the corporation (the “Corporation”) is Axiall Holdco, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 100. The par value of such shares is $0.001 per share. All such shares are of one class and are Common Stock.

ARTICLE V

Elections of directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, amend, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

ARTICLE VIII

To the fullest extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation, Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE IX

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE X

Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an officer of the Corporation or as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the DGCL or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article X. Any repeal or modification of this Article X shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE XI

The address of Todd King, the sole incorporator, is 115 Perimeter Center Place, Suite 460, Atlanta, GA 30346.

[signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand, this 22nd day of November, 2013.

/s/ Todd King
Todd King, Sole Incorporator